EXHIBIT 99.3

Form of Consent of Sandler O’Neill & Partners, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Local Financial Corporation (the “Company”), as an Annex to the proxy statement-prospectus relating to the proposed merger of the Company with and into Local Financial Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such proxy statement-prospectus.

/s/

SANDLER O’NEILL & PARTNERS, L.P.
                   , 2004